UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	December 9, 2008
(Date of earliest event reported):	December 15, 2008

Commission File No. 0-15536

CODORUS VALLEY BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2428543
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
105 Leader Heights Road P.O. Box 2887 York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-747-1519

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:

On December 9, 2008, Codorus Valley Bancorp, Inc. (the “Company”) awarded stock options and restricted stock under the Company’s 2000 Stock Incentive Plan and 2000 Stock Incentive Plan (the “Plans”) to directors and certain of its officers, including the awards to the Company’s named executive officers listed below:

	Restricted Shares	Qualified Options
Harry R. Swift	542	2,097
Jann Allen Weaver	260	1,007
Larry J. Miller	770	2,980

The grant date for the stock options and restricted stock awards was December 9, 2008. The option price of the stock options shall be set in accordance with the terms of the Plan. Half of the restricted stock awards shall vest on the second anniversary of the date of grant, and the remainder shall vest on the third anniversary of the date of grant. The stock options vest six months after the date of grant except in the case of Mr. Miller, for whom 2,920 options shall vest on June 9, 2009 and 60 options shall vest on January 1, 2010.

The form of the Stock Option agreement and the form of the Restricted Stock agreement used by the Company in connection with these awards are attached as exhibits 10.1 and 10.2 hereto.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
10.1	Form of Stock Option Agreement
10.2	Form of Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2008	CODORUS VALLEY BANCORP, INC. By: __/s/ Larry J. Miller________ Larry J. Miller,

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